FIRST AMENDMENT TO THE ADMINISTRATION, BOOKKEEPING AND

PRICING SERVICES AGREEMENT

This Amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of September 1, 2022 (the “Effective Date”):

Term	Means
“Existing Agreement”	The Administration, Bookkeeping and Pricing Services Agreement among ALPS and the Trust dated September 30, 2015, as amended.
“ALPS”	ALPS Fund Services, Inc.
“Trust”	Clough Funds Trust

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment includes the amendments to Schedule A and Schedule B.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		Clough Funds Trust

By:	/s/ Kenneth Fullerton	By:	/s/ Lainey Ejiasa

Name:	Kenneth Fullerton	Name:	Lainey Ejiasa

Title:	Authorized Signatory	Title:	President

Schedule A to this Amendment

Amendments

As of the Effective Date, the Existing Agreement is amended as follows:

1.	Section 2(a) in the Existing Agreement is deleted in its entirety and replaced with the following:

In consideration for the services performed in accordance with the “Regulatory Services – 18f-4” section of Appendix B attached hereto, the Trust shall pay ALPS the fees set forth in the attached confidential fee letter (the “Fee Letter”), which may be amended from time to time. The Fee Letter is hereby incorporated by reference into this Existing Agreement and subject to the terms of this Existing Agreement. In consideration for all other services performed pursuant to the attached Appendix B, the Trust shall pay ALPS the fees listed in Appendix C, as amended from time to time, of the Existing Agreement.

2.	Section 15(b) of the Existing Agreement is deleted in its entirety and replaced with the following:

Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods. Notwithstanding the foregoing, this Agreement may be terminated by the Fund or by ALPS at any time, without penalty, upon not less than 60 days’ written notice to the other party.

3.	The ALPS and Trust contact information in Section 18. Notices of the Existing Agreement is deleted in its entirety and replaced with the following:

To ALPS:

ALPS Fund Services, Inc.

1290 Broadway, Suite 1000

Denver, CO 80203

Attn: General Counsel

Email: notices@sscinc.com

To the Fund:

Clough Funds Trust

1290 Broadway, Suite 1000

Denver, CO 80203

Attn: Secretary

4.	Appendix B – Services, of the Existing Agreement is deleted in its entirety and replaced by Appendix B attached hereto.

Schedule B to this Amendment

General Terms

1.	Capitalized terms not defined herein shall have the meanings given to them in the Existing Agreement.

2.	The Parties’ duties and obligations are governed by and limited to the express terms and conditions of this Amendment, and shall not be modified, supplemented, amended or interpreted in accordance with, any industry custom or practice, or any internal policies or procedures of any Party. This Amendment (including any attachments, schedules and addenda hereto), along with the Existing Agreement, as amended, contains the entire agreement of the Parties with respect to the subject matter hereof and supersedes all previous communications, representations, understandings and agreements, either oral or written, between the Parties with respect thereto.

3.	This Amendment may be executed in counterparts, each of which when so executed will be deemed to be an original. Such counterparts together will constitute one agreement. Signatures may be exchanged via facsimile or electronic mail and signature so exchanged shall be binding to the same extent as if original signatures were exchanged.

4.	This Amendment and any dispute or claim arising out of or in connection with it, its subject matter or its formation (including non-contractual disputes or claims) shall be governed by and construed with the laws of the same jurisdiction as the Existing Agreement.

APPENDIX B

SERVICES

Fund Administration

●	Prepare annual and semi-annual financial statements.

(i)	Utilize templates for standard layout and printing.

●	Coordinate and prepare Forms N-CEN, N-CSR, N-PORT, N-PX and 24f-2 for review by Fund management.

●	Host Annual Audits.

●	Calculate monthly SEC standardized total return performance figures.

●	Prepare required reports for Board meetings.

●	Monitor expense ratios.

●	Maintain budget vs. actual expenses.

●	Manage Fund invoice approval and bill payment process.

●	Assist with placement of Fidelity bond and D&O/E&O insurance.

●	Coordinate reporting to outside agencies including Morningstar, etc.

Fund Accounting

●	Calculate daily NAVs.

●	Transmit daily NAVs to NASDAQ, Transfer Agent and other third parties.

●	Compute yields, expense ratios, portfolio turnover rates, etc.

●	Reconcile cash and investment balances with the custodian.

●	Support preparation of financial statements.

●	Prepare and maintain required Fund Accounting records in accordance with the 1940 Act.

●	Obtain security valuations from appropriate sources consistent with the Fund’s pricing and valuation policies.

Legal Administration

●	Prepare annual update of the Fund’s Prospectus, Statement of Additional Information, Summary Prospectus, if any, as well as any supplements thereto, for review by Fund management and Fund counsel.

(i)	Coordinate standard layout and printing of Prospectus.

●	Prepare SEC filings for review by Fund management and Fund counsel.

●	Coordinate EDGARization and filing of documents with the SEC.

●	Coordinate printing and mailing process for shareholder communications.

●	Prepare, compile and distribute quarterly board meeting materials.

●	Participate in quarterly board meetings telephonically and prepare initial drafts of quarterly meeting minutes.

Tax Administration

●	Calculate dividend and capital gain distribution rates, including distributions necessary to avoid excise tax[1].

●	Calculate tax disclosure information (ROCSOP) for the audited financial statements.

●	Provide tax re-allocation data for shareholder 1099 reporting.

●	Prepare and coordinate filing of income and excise tax returns[1].

●	On a quarterly basis, provide Subchapter M asset diversification testing.

●	On an annual basis, provide Subchapter M gross income testing.

●	Calculate and monitor applicable book-to-tax differences and assist in identifying securities that give rise to book-to-tax differences[2].

Compliance Administration

●	Provide daily investment restriction compliance monitoring support and reporting.

●	Provide warning/alert notification with supporting documentation.

●	Report violations, if any, to a Fund and the Fund’s CCO as promptly as practicable following discovery.

Regulatory Services – Rule 18f-4

●	Extract Fund and benchmark related data from portfolio accounting platform and send to risk engine for analytic processing related to Rule 18f-4.

[1]	The Fund’s independent registered public accounting firm (“independent auditors”) provides review and sign-off on excise distributions and income and excise tax returns. ALPS shall not analyze or investigate information or returns for foreign tax filings. In the event the Fund’s independent auditors require ALPS to perform foreign capital gain analysis, ALPS reserves the right to charge the Fund for the foreign capital gain analysis, subject to agreement by ALPS and Fund management. ALPS also reserves the right to use the Gainskeeper straddle system in the event the Fund uses derivatives that create tax straddles. State income or franchise tax return preparation is limited to the initial state of nexus and does not include additional state filing requirements that may be triggered by underlying investments of the Fund.

[2]	Security classifications to be identified include but are not limited to passive foreign investment company, real estate investment trust, master limited partnership, contingent debt obligations, trust preferred, grantor trust and stapled security. The ultimate determination of the classification of securities will be the responsibility of Fund Management or ALPS will use Earnst & Young LLP passive foreign investment company analyzer service, or similar entity, as an out-of-pocket fee.

●	Process Fund and benchmark related data once per day to calculate daily relative or absolute value-at-risk (“VaR”) and produce testing reports to be delivered to the DRM to assist in monitoring of Rule 18f-4 requirements.

●	Calculate and provide daily stress test results with conditional, historical and deterministic stress as required by Rule 18f-4.

●	Calculate and provide monthly automated data feed from risk engine of N-PORT required data points related to Rule 18f-4 into N-PORT reporting platform.

●	Additional services, if any, requested by the Board or required to comply with Rule 18f-4 shall be mutually agreed upon between the Parties in writing.